Exhibit 4.1
FIRST AMENDMENT TO RIGHTS AGREEMENT
     FIRST AMENDMENT (this “Amendment”) dated as of February 21, 2008, to the RIGHTS AGREEMENT, dated as of January 2, 2002 (the “Rights Agreement”), between ENCYSIVE PHARMACEUTICALS INC. (formerly TEXAS BIOTECHNOLOGY CORPORATION), a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York corporation (the “Rights Agent”).
RECITALS
          WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement (capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Rights Agreement);
          WHEREAS, pursuant to Section 27 of the Rights Agreement, for as long as the Rights are redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights;
          WHEREAS, the Company desires to amend the Rights Agreement to render the Rights inapplicable to the Offer and the Merger (each as defined in the Merger Agreement (as defined below)) and the other transactions contemplated by the Merger Agreement; and
          WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth below.
AGREEMENT
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Rights Agreement as follows:
          Section 1. Amendments.
          (a) Amendment to Section 1(a). The following text is added at the end of the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement:
“Notwithstanding the foregoing or anything in this Agreement to the contrary, none of Parent or Purchaser shall be deemed to be an Acquiring Person, either individually or collectively, by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger or the Offer, (iii) the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Offer, the Merger or the Merger Agreement.”
          (b) Amendment to Section 1(h). The following text is added at the end of the definition of “Distribution Date” in Section 1(h) of the Rights Agreement:
“Notwithstanding the foregoing or anything in this Agreement to the contrary, no Distribution Date shall occur by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger or the Offer, (iii) the commencement of the Offer, (iv) the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (v) the acquisition of Common Stock pursuant to the Offer, the Merger or the Merger Agreement.”
          (c) Amendment to Section 1(l). The definition of “Expiration Date” shall be amended and restated in its entirety to read as follows:
“ “Expiration Date” means the earlier of (i) the Final Expiration Date, (ii) the time at which all Rights are redeemed as provided in Section 23 are exchanged as provided in Section 24 and (iii) the Effective Time.”
          (d) Amendment to Section 1(x). The following text is added at the end of the definition of “Stock Acquisition Date” in Section 1(x) of the Rights Agreement:
“Notwithstanding the foregoing or anything in this Agreement to the contrary, no Stock Acquisition Date shall occur by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger or the Offer, (iii) the commencement of the Offer, (iv) the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (v) the acquisition of Common Stock pursuant to the Offer, the Merger or the Merger Agreement.”
          (e) The following definitions are added to Section 1 of the Rights Agreement in the appropriate alphabetical order:
     “Effective Time” shall have the meaning assigned to such term in the Merger Agreement.
     “Merger Agreement” shall mean the Agreement and Plan of Merger dated as of February 20, 2008, among Parent, Purchaser and the Company, as the same may be amended from time to time.
     “Merger” shall have the meaning assigned to such term in the Merger Agreement.
     “Purchaser” shall mean Explorer Acquisition Corp., a Delaware corporation, and a wholly owned subsidiary of Parent.
     “Offer” shall have the meaning assigned to such term in the Merger Agreement.
     “Parent” shall mean Pfizer Inc., a Delaware corporation.
          (f) Amendment to Section 7(e). Section 7(e) of the Rights Agreement is amended by adding the following sentence at the end thereof:
“Notwithstanding the foregoing or anything in this Agreement to the contrary, the time from and after which any Person first becomes an Acquiring Person shall not occur by virtue of (i) the approval, execution or delivery of the Merger

Agreement, (ii) the announcement of the Merger or the Offer, (iii) the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Offer, the Merger or the Merger Agreement.”
          (g) Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:
“Notwithstanding the foregoing or anything in this Agreement to the contrary, this Section 11(a)(ii) shall not apply by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger or the Offer, (iii) the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Offer, the Merger or the Merger Agreement.”
          (h) Section 13 of the Rights Agreement is amended by adding the following provision at the end thereof:
“(i) Notwithstanding the foregoing or anything in this Agreement to the contrary, this Section 13 shall not apply by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger or the Offer, (iii) the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Offer, the Merger or the Merger Agreement.”
          Section 2. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.
          Section 3. Governing Law. This Amendment for all purposes shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed entirely in such State.
          Section 4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          Section 5. Authority. Each party represents that such party has full power and authority to enter into this Amendment and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.
          Section 6. Severability. If any term, provision, covenant or restriction of this Amendment or applicable to this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
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          IN WITNESS,WHEREOF, the Company has caused this Amendment to be duly executed as of the day and year first above written.

ENCYSIVE PHARMACEUTICALS INC.

By:	/s/ Paul Manierre

Name: Paul Manierre
Title: Vice President and General Counsel

Acknowledged and Approved by:

THE BANK OF NEW YORK, as Rights Agent

By:	/s/ Steven Myers

Name: Steven Myers
Title: Vice President